UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

ZELTIQ Aesthetics, Inc.

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100 Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 474-2500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on January 9, 2012 (the “Original Form 8-K”) by ZELTIQ Aesthetics, Inc. (the “Company”), relating to the appointment of Joshua T. Brumm as the Company’s Chief Financial Officer. The sole purpose of this Amendment is to disclose Mr. Brumm’s compensation arrangement that was approved by the Company’s Compensation Committee of the Board of Directors on February 17, 2012. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Form 8-K that may have been affected by events or transactions occurring subsequent to such filing date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported, on January 6, 2012, the Board of Directors appointed Joshua T. Brumm as the Company’s Chief Financial Officer and Vice President. At the time of the filing of the Original Form 8-K, the compensation associated with Mr. Brumm’s promotion had not yet been determined by the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors met on February 17, 2012 and approved an increased annual base salary for Mr. Brumm of $260,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Date: February 24, 2012	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer and Vice President
(principal financial and accounting officer)